Exhibit 5.2

December 29, 2016

BioAmber Inc.

1250 Rene Levesque West, Suite 4310

Montreal, Quebec, Canada H3B 4W8

Re:	Securities Registered under Registration Statements on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of (i) a Registration Statement on Form S-3 (File No. 333-196470) (as amended or supplemented, the “Initial Registration Statement”) filed on June 2, 2014 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by BioAmber Inc., a Delaware corporation (the “Company”) of up to $100,000,000 of any combination of securities of the types specified therein, and (ii) a second Registration Statement on Form S-3 (File No. 333-215289) (as amended or supplemented, the “462(b) Registration Statement”, and together with the Initial Registration Statement, the “Registration Statements”) filed on December 22, 2016 with the Commission pursuant to the Securities Act, relating to the registration of the offer by the Company of up to $2,652,000 of any combination of securities of the types specified therein. The Initial Registration Statement was declared effective by the Commission on July 9, 2014 and the 462(b) Registration Statement became effective upon filing with the Commission on December 22, 2016. Reference is made to (i) our opinion letter dated June 2, 2014 and included as Exhibit 5.1 to the Initial Registration Statement and (ii) our opinion letter dated December 22, 2016 and included as Exhibit 5.1 to the 462(b) Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on December 23, 2016 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of warrants (the “Warrants”) to purchase up to 2,224,199 shares of the Company’s Common Stock, par value $0.01 per share (the “Warrant Shares”) covered by the Registration Statements. The Warrants are being sold to the purchaser named in, and pursuant to, a securities purchase agreement between the Company and such purchaser (the “Purchase Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

Based on the foregoing, we are of the opinion that:

1.	The Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the Purchase Agreement, will be valid and binding obligations of the Company.

2.	Assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed in numbered opinion paragraph 1 above is subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

BioAmber Inc.

December 29, 2016

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to each of the Registration Statements and to the references to our firm under the caption “Legal Matters” in each of the Registration Statements. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP